UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Neff Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36752	37-1773826
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3750 N.W. 87th Avenue, Suite 400, Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (305) 513-3350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On May 16, 2017, Neff Corporation (the “Company”)  held its annual meeting of stockholders (the “Annual Meeting”).  A total of 22,593,002 shares of Class A common stock and Class B common stock (collectively, the “Common Stock”) were present or represented by proxy at the meeting, representing approximately 94.88% of the Company’s total outstanding Common Stock as of March 20, 2017, the record date for the Annual Meeting.  The holders of Common Stock voted together as a single class on each matter before the Annual Meeting.  Below are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 4, 2017.

Item 1—Election of Class III Directors to serve until the 2020 Annual Meeting of Stockholders, or until their successors shall have been duly elected and qualified

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
James Continenza	21,328,433	321,866	942,703
Gerard E. Holthaus	21,525,323	124,976	942,703

Item 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
22,515,531	77,471	0	0

Based on the foregoing votes, James Continenza and Gerard E. Holthaus were elected as Class III Directors and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neff Corporation

Date May 17, 2017	By:	/s/ Mark Irion
Mark Irion
Chief Financial Officer